UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2012

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-08106	65-0829355
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor Coral Gables, Florida 33134
(Address of Principal Executive Office)

Registrant’s telephone number, including area code (305) 599-1800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported, on May 24, 2012, MasTec North America, Inc. (“MasTec NA”), a wholly owned subsidiary of MasTec, Inc., a Florida corporation (the “Company”), entered into a Membership Interest Purchase Agreement with the Company’s wholly owned subsidiary, DirectStar TV, LLC (“DirectStar”), Red Ventures, LLC (“Red Ventures”) and the other parties thereto, pursuant to which Red Ventures agreed to purchase, and MasTec NA agreed to sell, all of the issued and outstanding membership interests in DirectStar (the “Units” and such purchase and sale of the Units, the “Transaction”).

On June 15, 2012, the Transaction was consummated, and Red Ventures paid to the Company the purchase price in an amount in cash equal to approximately $105.6 million, subject to certain adjustments.

ITEM 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2012 and the unaudited pro forma condensed consolidated statements of operations of the Company for the three months ended March 31, 2012 and the year ended December 31, 2011, including the notes thereto, are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 9.01.

(d) Exhibits

Exhibit Number	Description
99.1

Unaudited pro forma condensed consolidated balance sheet of MasTec, Inc. as of March 31, 2012 and unaudited pro forma condensed consolidated statements of operations of MasTec, Inc. for the three months ended March 31, 2012 and the year ended December 31, 2011, including the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: June 18, 2012	By:	/s/ Alberto de Cardenas
Alberto de Cardenas
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Unaudited pro forma condensed consolidated balance sheet of MasTec, Inc. as of March 31, 2012 and unaudited pro forma condensed consolidated statements of operations of MasTec, Inc. for the three months ended March 31, 2012 and the year ended December 31, 2011, including the notes thereto.